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                                                                       EXHIBIT 5

                               FIFTH THIRD BANCORP




                                 March 17, 1999



Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263


              RE:   ISSUANCE OF 1,800,000 SHARES OF COMMON STOCK OF FIFTH
                    THIRD BANCORP PURSUANT TO REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-72467) FILED WITH THE SECURITIES AND
                    EXCHANGE COMMISSION


Gentlemen:


         I have acted as counsel to Fifth Third Bancorp, an Ohio corporation (the "Company"), in connection with the issuance of up to 1,800,000 shares of Common Stock pursuant to the merger of Enterprise Federal Bancorp, Inc. with and into the Company (the "Merger"), as set forth in the Form S-4 Registration Statement (File No. 333-72467), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.


         As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Certificate of Incorporation, Code of Regulations, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.


         On the basis of the foregoing, I express the opinion that the 1,800,000 shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, or such lesser number of Shares as may be actually issued by the Company in connection with the Merger and/or the acquisition, currently are validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.


         I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to me in the Prospectus Information Statement under the caption "Legal Matters."

                                         Very truly yours,

                                         FIFTH THIRD BANCORP



                                         By:  /s/ Paul L. Reynolds
                                            --------------------------------
                                                Paul L. Reynolds, Counsel